                              SETTLEMENT AGREEMENT


          This agreement (the "Settlement Agreement") is entered into this 23rd day of November, 1999 by DynamicWeb Enterprises, Inc. and VIRTUAL'EX, Inc. VIRTUAL'EX, Inc. is a corporation located in Alexandria, Virginia. DynamicWeb Enterprises, Inc. is a corporation located in Fairfield, New Jersey.

          WHEREAS; DynamicWeb Enterprises, Inc. and VIRTUAL'EX, Inc. entered into that certain Business Consulting Agreement dated November 30, 1997 (the "Agreement"); and


          WHEREAS; VIRTUAL'EX, Inc. has expressed a position that it is entitled to compensation from DynamicWeb Enterprises, Inc. as a result of the Agreement, and;

          WHEREAS; DynamicWeb Enterprises, Inc. has taken a position that compensation is not due VIRTUAL'EX, Inc. and that there is no business relationship in existence, and;

          WHEREAS; both parties choose to avoid arbitration or litigation of their respective claims, to an uncertain result, and;

          WHEREAS; both parties have agreed upon an alternate means of resolving their differences without costly and time consuming effort and without admission of fault or liability.

          NOW, THEREFORE, IT IS RES0LVED by the parties executing this instrument that their claims and respective entitlement shall be decided as follows:

          1. DynamicWeb Enterprises, Inc. will pay, upon execution of this instrument, to VIRTUAL'EX, Inc., the sum of $8,500.

          2. DynamicWeb Enterprises, Inc. will make a further payment of $8,500. to VIRTUAL'EX, Inc., on or before December 15, 1999. A grace period without penalty or default, not to exceed 30 days from said date, is agreed.

          3. Upon execution of this Settlement Agreement, DynamicWeb Enterprises, Inc. will deliver a fully-executed Common Stock Purchase Warrant in the form attached hereto as Exhibit A (the "Warrant") for the purchase of 27,000 shares of DynamicWeb Enterprises, Inc. common stock, to VIRTUAL'EX, Inc.

          4. (a) Except as to (i) obligations arising under this Settlement Agreement, and (ii) obligations arising under or relating to the Warrant, VIRTUAL'EX, Inc. for itself and its officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits DynamicWeb Enterprises, Inc. and its officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives, from any and all claims, actions, causes of action, demand rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, related to or arising from any events, acts or omissions that occurred at any time prior to the date of this Settlement Agreement and that are related to or arise from the Agreement.

          4. (b) Except as to obligations arising under this Settlement Agreement, DynamicWeb Enterprises, Inc., for itself and its officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits VIRTUAL'EX, Inc. and its officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives, from any and all claims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, related to or arising from any events, acts or omissions that occurred at any time prior to the date of this Settlement Agreement and that are related to or arise from the Agreement.

          5. DynamicWeb Enterprises, Inc. hereby releases all right, title, and Interest in that certain VIRTUAL'EX, Inc. Business Plan dated September 5, 1997 (the "Plan"), and VIRTUAL'EX, Inc. shall have the exclusive right, title, and interest in the Plan. DynamicWeb Enterprises, Inc. agrees that VIRTUAL'EX may use the Plan for any and all purposes in VIRTUAL'EX, Inc.'s sole discretion.

          6. Both parties agree that all claims against the other are merged into and eliminated by the completion of the respective performances stated herein and that this Settlement Agreement and the Warrant constitute an entire agreement between the parties.

          lN WITNESS WHEREOF; each of the corporate entities has caused this document to be signed by proper party and acknowledged in their respective jurisdiction this 23rd day of November, 1999.

DYNAMICWEB ENTERPRISES, INC.                ATTEST:

/s/ STEVE VANECHANOS, JR.                   /s/ STEVE VANECHANOS, SR.
--------------------------------            ------------------------------
By: Steve Vanechanos, Jr. CEO               Secretary


VIRTUAL'EX, INC.                            ATTEST:


/s/ JOHN BLY
---------------------------------           -------------------------------
By: John Bly, President                     Secretary


STATE OF NEW JERSEY, COUNTY OF ESSEX}  ss:

          BE IT REMEMBERED, that on this    day of November, 1999, before me,
the subscriber,                        , personally appeared                   ,
who, being by me duly sworn on (his/her) oath, deposes and makes proof to my satisfaction, that (he/she) is the Secretary of DynamicWeb Enterprises, Inc., the Corporation named in the within Instrument; that James Conners is the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of

Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and delivered by said President as and for the voluntary act and deed of said Corporation, in the presence of deponent, who thereupon subscribed (his/her) name thereto as attesting witness.


Sworn to and subscribed before
me, the date aforesaid.


/s/ NINA ANN PESCATORE                     /s/ STEVE VANECHANOS, SR.
---------------------------                -------------------------------
                                           Secretary


STATE OF VIRGINIA, COUNTY OF              } SS:

          BE IT REMEMBERED, that on this    day of November, 1999, before me,
the subscriber,                        personally appeared                     ,
who, being by me duly sworn on (his/her) oath, deposes and makes proof to my satisfaction, that (he/she) is the Secretary of VIRTUAL'EX, Inc., the Corporation named in the within Instrument; that John Bly is the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and delivered by said President as and for the voluntary act and deed of said Corporation, in the presence of deponent, who thereupon subscribed (his/her) name thereto as attesting witness.

Sworn to and subscribed before
me, the date aforesaid.


------------------------                     -------------------------------
                                             Secretary